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                                                                     EXHIBIT 5.1



[LOGO OF WHITTAKER]

                                              WHITTAKER CORPORATION
                                              1955 N. Surveyor Avenue
                                              Simi Valley, California 93063-3386
                                              Telephone:  (805) 526-5700
                                              Facsimile:  (805) 526-4369


                               September 30, 1997


Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C.  20549


Ladies and Gentlemen:

          I am the General Counsel of Whittaker Corporation, a Delaware corporation ("Whittaker"), and I am rendering this opinion in connection with preparation and filing of a Registration Statement on Form S-8 ("Registration Statement") under the Securities Act of 1933, as amended, of 100,000 shares of Common Stock, $.01 par value (the "Shares"), deliverable in accordance with the Amended and Restated Whittaker Corporation 1992 Stock Option Plan for Non-Employee Directors (the "Plan").

          I have examined originals or copies, certified or otherwise identified to my satisfaction, of such documents, corporate records, certificates of public officials, and other instruments as I have deemed necessary or advisable for the purposes of this opinion.

          Upon the basis of the foregoing, I am of the opinion that the Shares are duly authorized and, when issued in accordance with the terms of the Plan, will be legally issued, fully paid, and non-assessable.

          I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the filing of this opinion as an exhibit to any application made by or on behalf of Whittaker or any dealer in connection with the registration of the Shares under the securities or blue sky laws of any state or jurisdiction.

                                    Very truly yours,


                                    /s/ Lynne M. O. Brickner

                                    Lynne M. O. Brickner
                                    Vice President, General Counsel
                                    and Secretary